Exhibit 99.1
Cannae Holdings, Inc. Announces First Quarter 2024 Financial Results

~ Quarterly results call scheduled for 5:00pm ET ~

Las Vegas, May 9, 2024 -- Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) has released its first quarter 2024 financial results by posting them to its website. Please visit the Cannae website at www.cannaeholdings.com to view the first quarter 2024 financial results, which are included in its Letter to Shareholders.

Conference Call

As previously announced, Cannae will host a conference call, today, May 9, 2024 at 5:00pm (Eastern Time), to discuss its first quarter 2024 results. The conference call can be accessed by dialing 1-844-826-3035 (domestic) or 1-412-317-5195 (international) and asking for the Cannae Holdings First Quarter 2024 Earnings Call. A telephonic replay will be available at the conclusion of the call and can be accessed by dialing 1-844-512-2921, or for international callers 1-412-317-6671, and providing the access code 10187821. The telephonic replay will be available until 11:59 pm (Eastern Time) on May 16, 2024.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.cannaeholdings.com. The online replay will remain available for a limited time beginning immediately following the call.

About Cannae Holdings, Inc.

We primarily acquire interests in operating companies and are actively engaged in managing and operating a core group of those companies. We believe that our long-term ownership and active involvement in the management and operations of companies helps maximize the value of those businesses for our shareholders. We are a long-term owner that secures control and governance rights of other companies primarily to engage in their lines of business and we have no preset time constraints dictating when we sell or dispose of our businesses.

Contacts

Jamie Lillis, Managing Director, Solebury Strategic Communications, 203-428-3223, jlillis@soleburystrat.com

Source: Cannae Holdings, Inc.